Page 21 of 24 Pages


                                                                       EXHIBIT 6


                                POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENT, that I, GEORGE SOROS, hereby make, constitute and appoint each of ARMANDO T. BELLY, JODYE ANZALOTTA, JOHN F. BROWN, MARYANN CANFIELD, RICHARD D. HOLAHAN, JR. and ROBERT SOROS acting individually, as my agent and attorney-in-fact for the purpose of executing in my name, (a) in my personal capacity or (b) in my capacity as Chairman of, member of or in other capacities with Soros Fund Management LLC ("SFM LLC") and each of its affiliates or entities advised by me or SFM LLC, all documents, certificates, instruments, statements, filings and agreements ("documents") to be filed with or delivered to any foreign or domestic governmental or regulatory body or required or requested by any other person or entity pursuant to any legal or regulatory requirement relating to the acquisition, ownership, management or disposition of securities, futures contracts or other investments, and any other documents relating or ancillary thereto, including without limitation all documents relating to filings with the Commodity Futures Trading Commission and National Futures Association, the United States Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Act") and the rules and regulations promulgated thereunder, including all documents relating to the beneficial ownership of securities required to be filed with the SEC pursuant to Section 13(d) or Section 16(a) of the Act and any information statements on Form 13F required to be filed with the SEC pursuant to
Section 13(f) of the Act.

All past acts of these attorneys-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

Execution of this power of attorney revokes that certain Power of Attorney dated as of the 15th day of January 2002 with respect to the same matters addressed above.

This power of attorney shall be valid from the date hereof until revoked by me.

IN WITNESS WHEREOF, I have executed this instrument as of the 30th day of October, 2002.



                                        /s/ George Soros
                                        -----------------------------------
                                        GEORGE SOROS

                                                             Page 22 of 24 Pages

                                                                       EXHIBIT 7


                       SOROS PRIVATE FUNDS MANAGEMENT LLC

                            LIMITED POWER OF ATTORNEY

     KNOW ALL MEN BY THESE  PRESENT,  that the  undersigned  SOROS PRIVATE FUNDS
MANAGEMENT LLC, a limited liability company organized and existing under the State of Delaware (the "Company"), does, pursuant to duly a resolution of its Managers, hereby designate, constitute and appoint.

     JODYE ANZALOTTA of 888 Seventh Avenue, New York, New York 10106;

     ARMANDO BELLY of 888 Seventh Avenue, New York, New York 10106;

     MARYANN CANFIELD of 888 Seventh Avenue, New York, New York 10106;

     RICHARD D. HOLAHAN, JR. of 888 Seventh Avenue, New York, New York 10106;

     EVE MONGIARDO of 888 Seventh Avenue, New York, New York 10106;

     NEAL MOSZKOWSKI of 888 Seventh Avenue, New York, New York 10106;

     MICHAEL PRUZAN of 888 Seventh Avenue, New York, New York 10106;

     FRANK V. SICA of 888 Seventh Avenue, New York, New York 10106;

     ROBERT SOROS of 888 Seventh Avenue, New York, New York 10106;

or any one of them,  acting singly and not jointly,  with power of substitution,
as   its   true   and   lawful   agents   and   attorneys-in-fact    (each,   an
"Attorney-in-Fact"):

(1) to open accounts of any kind or nature whatsoever at any institution of any kind or nature whatsoever in any jurisdiction or location (a "Financial Institution") and to sign related account opening documents for the Company;

(2) to give instructions for the settlement of transactions relating to the acquisition, disposition and holding for the Company's account of:

     (a)  any securities, debt obligations, commodities and currencies;

     (b) any puts, calls or other options, any contracts for forward or future delivery, and any other contracts of any kind relating to any of the foregoing;

                                                             Page 23 of 24 Pages


     (c) any derivative instruments of any kind pertaining to, or providing investment exposure with respect to, any of the foregoing, whether relating to a specific security, debt instrument, commodity or currency, or relating to a basket or index comprised, or based in changes in the level of prices, rates or values, of any group or combination thereof;

     (d) any other instruments or contracts of a kind dealt in by security or commodity brokers or dealers, or other Financial Institutions;

     (e)  any combination of any of the foregoing;

in each case whether now existing or hereafter developed, and whether the transaction is effected on any securities or commodity exchange, board of trade or contract market or through any inter-dealer or other over-the-counter market in any jurisdiction or location (including, without limiting the generality of the foregoing, capital stock; shares or other units of mutual funds and investment companies; preorganization certificates and subscriptions; warrants, partnership interests or units; bonds, notes and debentures, whether subordinated, convertible or otherwise, and whether issued by a governmental or private issuer; commercial paper; certificates of deposit; bankers acceptances; trade acceptances; trust receipts; depository receipts; assignments of or participations in bank loans; trade credit claims; equity swaps, commodity swaps and interest rate swaps; equity index contracts; interest rate index contracts; repurchase agreements and reverse repurchase agreements; master agreements; and guaranties);

(3) to give instructions for and execute the guaranties of the obligations of Quantum Industrial Partners LDC (the "Third Party");

(4)  to give instructions or make arrangements for:

     (a)  trading on margin;

     (b)  effecting short sales;

     (c)  entering into repurchase agreements;

     (d) otherwise obtaining credit or borrowing funds or any securities or other instruments or assets; and

     (e)  providing collateral security in relation to any of the foregoing.

in each case on behalf of the Company or the Third Party in connection with the acquisition, financing or re-financing, carrying or disposition of any other items referred to in paragraph (2) above, and to cover, discharge or otherwise terminate any of the foregoing arrangements;

(5) to give instructions for payments and deliveries in connection with any of the foregoing transactions;

                                                             Page 24 of 24 Pages


(6) to exercise all rights, powers and privileges appurtenant to the ownership, and any related financing, of any item held for the Company's account (including the right to vote or consent, and the right to lend any such item to any other person) or to take such actions relating to any guaranty of any obligations of any Third Party described herein;

(7) to execute and deliver, in the name of and on behalf of the Company, any investment management agreements and discretionary trading authorizations with investment advisers other than Soros Fund Management LLC and any and all such other agreements, deeds, instruments, receipts, certificates and other documents in connection therewith;

(8)  to authorize other agents to take any of the foregoing actions; and

(9) to execute all such documents and to take all such other actions as any of them may consider necessary or advisable in connection with any of the foregoing.

     Each Attorney-in-Fact is hereby authorized and empowered to perform all other acts and deeds, which he or she in his or her sole discretion deems necessary or appropriate to carry out to the fullest extent the terms and the intent of the foregoing. All past acts of the each Attorney-in-Fact if furtherance of the foregoing are hereby ratified and confirmed.

     Execution of this Limited Power of Attorney shall constitute a revocation of any and all previously executed powers of attorney of the Company appointing attorneys-in-fact to open accounts of any kind and nature whatsoever, sign account opening documents and take all the actions set forth in the Limited Power of Attorney.

     IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 21st day of August, 2002.

                                    SOROS PRIVATE FUNDS MANAGEMENT LLC


                                         /s/ Armando Belly
                                        -----------------------------------
                                    By: Armando Belly
                                        Manager